UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) Material Compensatory Plan.

On December 17, 2010 a subcommittee of the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Clorox Company (the “Company”) approved an Executive Change in Control Severance Plan (the “Plan”) to provide for the payment of severance benefits to certain eligible executives of the Company, including all of the Company’s named executive officers other than the Chief Executive Officer (“CEO”), in the event their employment with the Company terminates involuntarily in connection with a change in control of the Company. The Plan replaces individual agreements previously entered into with certain of the Company’s senior executives, including all of the Company’s named executive officers other than the CEO (the “Prior Agreements”). The Plan will become effective after the expiration of the Prior Agreements, which expire on January 17, 2011.

The Plan alters the severance benefits under the Prior Agreements in several respects, including by reducing the amount of cash severance payable to a covered executive. Whereas the Prior Agreements provided for payments equal to three (3) times the sum of an executive’s base salary and average annual bonus, the Plan reduces that multiplier to two (2). The Plan also eliminates a tax gross-up provision contained in the Prior Agreements that was intended to reimburse an executive for any additional tax liability created by the “golden parachute” provisions of Sections 280G and 4999 of the Internal Revenue Code (the “Code”). Instead, the Plan provides that an executive’s severance benefits may be cut back in order to avoid any tax liability under these Code provisions if the cutback would permit the executive to receive a greater amount of the severance benefits on an after-tax basis. If the cutback would not accomplish this result, then no cutback in benefits would occur.

In addition, the Plan places greater restrictions on the ability of an executive to resign in connection with a change in control and still receive severance benefits. In particular, if an executive is reassigned to a different position with a substantially similar level and scope of authority, duties, responsibilities and reporting relationship, then the executive would not resign and receive severance benefits. The period during which the Company provides subsidized medical and dental coverage to covered executives after termination has also been reduced under the Plan.

The Plan permits the Committee to make changes to the Plan adverse to covered executives with twelve (12) months advance notice. If a change in control of the Company occurs during that 12 month period, then such changes would not become effective. The Prior Agreements required advance notice for adverse amendments or non-renewal of a minimum period of 2 years and 2 months before such action was to take effect, unless the executive was to agree to a shorter period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	December 23, 2010	By:	/s/ Laura Stein
Senior Vice President –
General Counsel